Exhibit 99.1

                    CITADEL SECURITY SOFTWARE INC. ANNOUNCES
                          RECEIPT OF NOTICE FROM NASDAQ

DALLAS, Texas - Citadel Security Software Inc. (Nasdaq: CDSS) announced today that on December 21, 2005, it received a letter from The Nasdaq Stock Market notifying Citadel that Citadel has not regained compliance with the Nasdaq's Marketplace Rule 4310(c)(4) within 180 days of the previously announced failure to comply with the Rule. Citadel is not eligible for an additional 180 day compliance period because Citadel does not meet The Nasdaq Capital Market initial inclusion criteria set forth in Marketplace Rule 4310(c), including the minimum stockholders' equity, net income or market value criteria. As a result, Citadel's securities are subject to delisting from the Nasdaq SmallCap Market. Citadel intends to request a hearing to appeal the Nasdaq Staff's determination to a Nasdaq Listing Qualifications Panel, in accordance with the Marketplace Rule 4800 Series. Under Nasdaq rules, the hearing request will stay the delisting of Citadel's securities pending the Panels' decision. There can be no assurance that the Panel will grant Citadel's request for continued listing.

Citadel intends to continue to monitor the bid price for its common stock between now and the hearing date. If its common stock does not trade at a level that is required to regain compliance, Citadel's Board of Directors will consider options available to Citadel to achieve compliance Citadel intends to request an additional extension of time to regain compliance with the Nasdaq's listing requirements.

ABOUT CITADEL SECURITY SOFTWARE INC.
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Citadel Security Software Inc. (NASDAQ: CDSS) delivers security solutions that
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enable organizations to manage risk, reduce threats and enforce compliance with security policies and regulations. Citadel's proven architecture provides a business process to manage the increasing volume, frequency and complexity of cyber security attacks. Citadel combines the world's largest active library of remediations spanning all classes of vulnerabilities with a proven delivery methodology to dramatically streamline vulnerability management and security compliance and provide ROI from the first use. Citadel solutions are used across the Department of Defense, at the Veterans Administration, and within other government and commercial organizations. For more information on Citadel, visit www.citadel.com, or call 888-8CITADEL.
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FORWARD-LOOKING STATEMENTS
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Forward-looking statements contained in this news release, including those related to the Company's listing on the Nasdaq SmallCap Market, are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of known and unknown risks and uncertainties that could materially affect future results and may cause such forward-looking statements not to be realized. These risks and uncertainties, many of which are not within the Company's control, include, but are not limited to, the Company's ability to regain compliance with requirements for continued listing on the NASDAQ SmallCap Market and the adverse consequences that may result from any failure to maintain its listing including with respect to its Series A and Series B Convertible Preferred Stock; available alternatives and courses of action; changes to or developments in the Company's financial situation; and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.